UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 19, 2011

Date of earliest event reported: May 17, 2011

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square

Docklands

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

+353 1 897 2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	Warner Chilcott Public Limited Company’s (the “Company”) 2011 annual general meeting of shareholders (the “Annual Meeting”) was held on May 17, 2011.

(b)	At the Company’s Annual Meeting, the shareholders of the Company (i) elected each of the Company’s nominees for director listed below, (ii) approved the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2011 and authorized the board of directors to determine the auditors’ remuneration, (iii) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Company’s 2011 proxy statement) and (iv) approved, on an advisory basis, the holding of future advisory votes on executive compensation every year.

The final results of voting on each of the items submitted to a vote of shareholders during the Company’s Annual Meeting are as follows:

		For	Against	Abstentions	Broker Non-Votes

1.	Election of Class II Directors:
	Todd M. Abbrecht	191,771,474	4,788,460	88,313	39,061,133
	Liam M. Fitzgerald	194,683,166	1,877,109	87,972	39,061,133

2.	Approval of the appointment of PricewaterhouseCoopers LLP, a registered public accounting firm, as independent auditors of the Company for the year ending December 31, 2011 and authorization of the board of directors to determine the auditors’ remuneration	231,122,088	4,563,715	23,577	0

3.	Advisory vote on the compensation of the Company’s Named Executive Officers	181,219,626	15,361,073	67,548	39,061,133

4.	Advisory vote on the frequency with which to hold an advisory vote on executive compensation	1 year – 180,007,368	n/a	55,712	39,061,133

		2 years – 148,978

		3 years – 16,436,189

(d)	In light of the outcome of the shareholder vote with respect to Item 4 above and other relevant factors, the Company’s board of directors adopted a resolution providing that an advisory vote on executive compensation will be held on an annual basis until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: May 19, 2011